Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Diane McKenna	Suzi Sharp
214.265.2595	214.265.2558
dmckenna@metropcs.com	ssharp@metropcs.com

MetroPCS Communications, Inc. to Delay Initial Public Offering

Pending Review of Financial Statements

DALLAS – July 28, 2004 – MetroPCS Communications, Inc. and its wholly owned subsidiary, MetroPCS, Inc., jointly announced today that their management has determined not to proceed at this time with the planned initial public offering of common stock of MetroPCS Communications. Management is postponing such offering pending their review of certain accounting issues that came to their attention today, relating to the company’s previously disclosed financial statements.

About MetroPCS Communications, Inc. – Dallas-based MetroPCS Communications, Inc., a provider of wireless communications services, through its subsidiaries holds 18 PCS licenses in the greater Miami, San Francisco, Atlanta and Sacramento metropolitan areas. MetroPCS offers customers flat rate plans with unlimited anytime local and long distance minutes with no contract. MetroPCS is among the first wireless operators to deploy an all-digital network based on third generation infrastructure and handsets. For more information, visit the company Web site at www.metropcs.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. – The matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including our future expectations concerning our financial and operating performance. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from MetroPCS’ actual future experience involving any one or more of such matters and subject areas. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and the other risks and uncertainties. This press release speaks only as of its date, and MetroPCS disclaims any duty to update the information herein.

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